**STATE OF NEVADA**

*BARBARA K. CEGAVSKE*
*Secretary of State*

*JEFFERY LANDERFELT*
*Deputy Secretary*
*for Commercial Recordings*

**OFFICE OF THE**
**SECRETARY OF STATE**

## Certified Copy

January 20, 2016

**Job Number:** C20160120-0513
**Reference Number:** 00010187774-15
**Expedite:**
**Through Date:**

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

| Document Number(s) | Description | Number of Pages |
|---|---|---|
| 20150557857-75 | Amendment | 1 Pages/1 Copies |

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

Certified By: Raphael Alves
Certificate Number: C20160120-0513
You may verify this certificate
online at **http://www.nvsos.gov/**

**Commercial Recording Division**
202 N. Carson Street
Carson City, Nevada 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

*090103*

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

# Certificate of Amendment

(PURSUANT TO NRS 78.380)

| Filed in the office of | Document Number |
|---|---|
| Barbara K. Cegavske | 20150557857-75 |
| Barbara K. Cegavske Secretary of State State of Nevada | Filing Date and Time 12/22/2015 4:10 PM |
| | Entity Number E0512372015-3 |

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

## Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

1. Name of corporation:

Advanced Predictive Analytics, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article I Name of the Corporation is changed to:
Advanced Predictive Analytics Holdings, Inc.

3. The undersigned declare that they constitute **at least two-thirds** of the following:

(check only one box) [X] incorporators [ ] board of directors

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6. Signatures: (If more than two signatures, attach an 8 1/2" x 11" plain sheet with the additional signatures.)

X [signature]
Authorized Signature

X
Authorized Signature

**IMPORTANT:** Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

*This form must be accompanied by appropriate fees.*